UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2009

FIDELITY NATIONAL FINANCIAL, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02. Results of Operations and Financial Condition	1
Item 8.01. Other Events	3
Item 9.01. Financial Statements and Exhibits	3
SIGNATURES	4
EXHIBIT INDEX	5
EXHIBIT 99.1	5

Unless otherwise stated or the context otherwise requires, all references in this Current Report on Form 8-K to “the Company,” “we,” “our,” or “us” refer to Fidelity National Financial, Inc., together with its subsidiaries; all references to Commonwealth refer to Commonwealth Land Title Insurance Company; all references to Lawyers refer to Lawyers Title Insurance Corporation; and all references to LFG Underwriters refer to Commonwealth, Lawyers and United Capital Title, as acquired by FNF on December 22, 2008.
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 14, 2009, the Company filed a preliminary prospectus supplement (the “Preliminary Prospectus”) in connection with the proposed offering of up to 13,300,000 shares of its common stock pursuant to an effective registration statement previously filed with the Securities and Exchange Commission (File No. 333-147391).
While the Company intends to release its first quarter 2009 audited financial results, per its normal process and schedule, around the fourth week of April 2009, the Company disclosed in the Preliminary Prospectus under the caption “Summary-Recent Developments” certain estimated results for the three months ended March 31, 2009. Such information is set forth herein.
     Estimated First Quarter Results. The tables below set forth our estimated range of results for the three months ended March 31, 2009, as compared to the first and fourth quarters of 2008, and selected information by month for the three months ended March 31, 2009.
Preliminary Selected Quarterly Results

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2008	2009
	(In millions, except per share and other data)
Total title and escrow revenue	$1,001.8	$903.0	$1,246.1

Total earnings (loss) before income taxes, equity in (loss) earnings of unconsolidated affiliates, and minority interest (“pre-tax profit (loss)”)	36.4	(22.4)	(0.3)-(10.5	)(1)

Earnings (loss) per share	$0.13	$(0.07)	$(0.06)-(0.10	)(2)

Direct operations orders opened	562,200	428,200	746,400
Direct operations orders closed	307,800	245,300	428,600
Average fee per file — direct operations	$1,447	$1,455	$1,166
Annualized run-rate synergies	$—	$44.6	$231.4

(1)	Includes $20.4 million accrual for special synergy achievement bonus discussed below. Also includes $5.7 million in other than temporary impairment losses on investment securities. In addition, based on recent events, there is the potential for an additional $10.2 million in other than temporary impairment charges for the first quarter relating to securities we held in one issuer.

(2)	Substantially all of the difference in our loss per share for the quarter from our pre-tax loss is due to a loss from our equity method investments for the quarter.
Preliminary Consolidated Monthly Information

	Month Ended
	January 31,	February 28,	March 31,
	2009	2009	2009
	(In millions, except other data)
Direct operations orders opened	279,700	206,400	260,300
Direct operations orders closed	120,500	141,900	166,200
Average fee per file — direct operations	$1,191	$1,162	$1,151
Annualized run-rate synergies	$181.0	$207.6	$231.4

     Starting in December 2008, our open order volumes in our direct title operations increased due to reductions in interest rates. The increase has largely been due to increased applications for mortgage loan refinancings, as demonstrated by our lower average fee per file in the first quarter of 2009 compared to 2008. However, there is a time period between the opening and closing of title insurance orders. We believe that the time period between the opening and closing of direct orders has increased recently due in part to staffing cutbacks at mortgage lenders. On a monthly basis, our financial results in January and February were weaker due primarily to low open order volumes in October and November 2008, coupled with the effects of excess costs in the acquired LFG Underwriters. Our legacy FNF business made a small pre-tax profit in January and February, while the LFG Underwriters continued to have a pre-tax loss. By contrast, in March 2009, as the increased open orders began to close and the cost base of the LFG Underwriters was decreased through our integration efforts, our revenues and pre-tax income improved. The pre-tax profit of the legacy FNF business increased significantly in March 2009 compared to the prior two months, to a pre-tax margin (pre-tax profit divided by revenues) in the mid-to-high single digits. The LFG Underwriters would have made a pre-tax profit in March except for the effects of the $20.4 million synergy bonus discussed below and $8.4 million of realized capital losses they incurred on sales of equity securities in March. As a result, their pre-tax margin for March was negative, but would have been in the mid-single digits if not for these factors.
     During the quarter, our commercial title business declined due to the weak economy. Together with a decline in home sales, the decline in commercial business caused our average fee per file to decline over the quarter. Our specialty insurance revenues were comparable to the first quarter of 2008. In addition, the first quarter 2009 estimates above reflect a reduction in our claims loss provisioning rate from 8.5% to 7.5% of premiums due to, among other factors, improvements in our underwriting and in our claims handling procedures.
     Our preliminary results for the first quarter of 2009 include $20.4 million of pre-tax expense relating to a special bonus established by our compensation committee to incentivize and reward the achievement of cost savings synergies in connection with our acquisition of the LFG Underwriters. This bonus was established to be paid to certain of our officers and employees if total run-rate cost savings achieved were at least $200 million. By March 31, 2009, we had achieved approximately $231 million of such savings, leading us to record an accrual for this bonus in March 2009.
     Our financial results for the first quarter of 2009 (including the monthly information) described above are estimates based on our preliminary review and are subject to final closing adjustments.
ITEM 8.01. OTHER EVENTS
The Company is hereby filing, as Exhibit 99.1 to this Current Report on Form 8-K, and incorporating herein by reference for the purpose of updating the Company’s disclosures under the Securities Exchange Act of 1934, as amended, the information included in the “Summary” section of the Preliminary Prospectus under the captions “Competitive Strengths,” “Recent Developments—Acquisition of the LFG Underwriters,” “Industry Overview,” “Business Trends and Conditions,” and “FNT Title Operations,” and the information disclosed in the “Risk Factors” section.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
Number	Description
99.1	Certain information included in the Preliminary Prospectus Supplement under the captions “Summary” and “Risk Factors”.
This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; the Company’s potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to the Company’s traditional areas of focus, or difficulties in integrating acquisitions; the Company’s dependence on operating subsidiaries as a source of cash flow; significant competition that the Company’s operating subsidiaries face; compliance with extensive government regulation of the Company’s operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL FINANCIAL, INC.
	By:	/s/ Anthony J. Park
Anthony J. Park
Dated: April 14, 2009		Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Certain information included in the Preliminary Prospectus Supplement under the captions “Summary” and “Risk Factors”.

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